POWER OF ATTORNEY


     The undersigned officers and trustees of THE MONEY MARKET PORTFOLIOS (the "Registrant") hereby appoint HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE, LARRY L. GREENE, and MARK H. PLAFKER (with full power to each of them to act alone) as their attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to Post-Effective Amendments to the Registrant's registration statement, or the registration statements of other funds investing all or substantially all of their assets in shares issued by the Registrant, on Form N-1A under the Investment Company Act of 1940, as amended, and, in the case of a fund investing all or substantially all of its assets in shares issued by the Registrant, the Securities Act of 1933, covering the sale of shares of beneficial interest by the Registrant or such other fund under prospectuses becoming effective after the date hereof, including any amendment or amendments filed for the purpose of updating the prospectus/or SAI, registering securities to be issued in transactions permitted under the federal securities laws or increasing or decreasing the amount of securities for which registration is being sought, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and trustees hereby execute this Power of Attorney as of this 18th day of September 1995.


/S/ CHARLES E. JOHNSON                          /S/ CHARLES B. JOHNSON
Charles E. Johnson, Principal                   Charles B. Johnson, Trustee
Executive Officer and Trustee


/S/ RUPERT H. JOHNSON, JR.                      /S/ FRANK H. ABBOTT, III
Rupert H. Johnson, Jr., Trustee                 Frank H. Abbott, III, Trustee


/S/ HARRIS J. ASHTON                            /S/ S. JOSEPH FORTUNATO
Harris J. Ashton, Trustee                       S. Joseph Fortunato, Trustee


/S/ DAVID W. GARBELLANO                         /S/ FRANK W.T. LAHAYE
David W. Garbellano, Trustee                    Frank W.T. LaHaye, Trustee


/S/ DIOMEDES LOO-TAM                            /S/ MARTIN L. FLANAGAN
Diomedes Loo-Tam,                               Martin L. Flanagan,
Principal Accounting Officer                    Principal Financial Officer